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                                                                 EXHIBIT 24.1(c)

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-58148) pertaining to the 1991 Stock Option Plan of The Warnaco Group, Inc. of our report dated February 23, 1995, with respect to the consolidated financial statements and schedule of The Warnaco Group, Inc. included in the Annual Report (Form 10-K) for the year ended January 6, 1996.

                                          ERNST & YOUNG LLP

New York, New York
March 18, 1996





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